                              224-228 STRAWBRIDGE DRIVE
                                MOORESTOWN, NEW JERSEY


                                    SALE AGREEMENT


                                       BETWEEN


                         METROPOLITAN LIFE INSURANCE COMPANY


                                      AS SELLER


                                         AND


                            O'NEILL PROPERTIES GROUP, L.P.


                                     AS PURCHASER


                               Dated as of May 5, 1997

                                    SALE AGREEMENT

    THIS SALE AGREEMENT (the "Agreement") is made as of this             day
of                                , 1997 (the "Effective Date", being the
date of Seller's execution hereof), by and between METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation, ("Seller" ) and O'NEILL PROPERTIES GROUP, L.P., a Pennsylvania limited partnership ("Purchaser").

                                 W I T N E S S E T H:

                                      ARTICLE I
                                  PURCHASE AND SALE

    Section 1.1 Agreement of Purchase and Sale. Subject to the terms and conditions hereinafter set forth, Seller agrees to sell and convey to Purchaser, and Purchaser agrees to purchase from Seller, the following:

         (a) that certain tract or parcel of land situated at and known as 224-228 Strawbridge Drive, Moorestown, Burlington County, New Jersey, more particularly described in Exhibit A attached hereto and made a part hereof, together with all rights and appurtenances pertaining to such property, including any right, title and interest of Seller in and to adjacent streets, alleys or rights-of-way (the property described in this clause (a) being herein referred to collectively as the "Land");

         (b) the buildings, structures, fixtures and other improvements affixed to or located on the Land (the property described in this clause
    (b) being herein referred to collectively as the "Improvements");

         (c) any and all of Seller's right, title and interest in and to all tangible personal property located upon the Land or within the Improvements, including, without limitation, any and all appliances, furniture, carpeting, draperies and curtains, tools and supplies, and other items of personal property owned by Seller (excluding cash and any software), located on and used exclusively in connection with the operation of the Land and the Improvements, which personal property includes without limitation the personal property listed on Exhibit B attached hereto (the property described in this clause (c) being herein referred to collectively as the "Personal Property");

         (d) any and all of Seller's right, title and interest in and to: (i) the contracts and agreements (collectively, the "Operating Agreements") listed and described on Exhibit C attached hereto and made a part hereof (copies of which shall be provided to Purchaser within three (3) business days after the Effective Date) relating to the upkeep, repair, maintenance or operation of the Land, Improvements or Personal Property, to the extent assignable, except those Operating Agreements which Purchaser notifies Seller to terminate by notice given to Seller by not later than 5:00 p.m (local time at the Property) on the next business day after the expiration of the Inspection Period, which shall be terminated by Seller as of the date of the Closing or as soon thereafter as is permitted by the Operating Agreement in question; (ii) all assignable existing warranties and guaranties (express or implied) issued to Seller in connection with the Improvements or the Personal Property; (iii) all assignable existing permits, licenses, approvals and authorizations issued by any governmental authority in connection with the Property; and (iv) the non-exclusive right to the name "224-228 Strawbridge Drive" (the property described in this clause (d) being sometimes herein referred to collectively as the "Intangibles").

    Section 1.2 Property Defined. The Land and the Improvements are hereinafter sometimes referred to collectively as the "Real Property." The Land, the Improvements, the Personal Property and the Intangibles are hereinafter sometimes referred to collectively as the "Property."

    Section 1.3 Purchase Price. Seller is to sell and Purchaser is to purchase the Property for the amount of NINE MILLION FOUR HUNDRED FIFTY THOUSAND DOLLARS ($9,450,000.00) (the "Purchase Price").

    Section 1.4 Payment of Purchase Price. The Purchase Price, as increased or decreased by prorations and adjustments as herein provided, shall be payable in full at the Closing in cash by wire transfer of immediately available funds to a bank account designated by Seller in writing to Purchaser prior to the Closing.

    Section 1.5 Deposit. Simultaneously with the execution and delivery of this Agreement, Purchaser is depositing with MATZ LAND TRANSFER of 999 West Chester Pike, West Chester, Pennsylvania 19380 ("Escrow Agent") the sum of Three Hundred Thousand Dollars ($300,000.00) (the "Deposit") in good funds, either by certified bank or cashier's check or by federal wire transfer. Escrow Agent shall hold the Deposit in an interest-bearing account reasonably acceptable to Seller and Purchaser, in accordance with the terms and conditions of this Agreement. All interest on such sum shall be deemed income of Purchaser, and Purchaser shall be responsible for the payment of all costs and fees imposed on the Deposit account. The Deposit and all accrued interest shall be distributed in accordance with the terms of this Agreement. The failure of Purchaser to timely deliver any Deposit hereunder shall be a material default, and shall entitle Seller, at Seller's sole option, to terminate this Agreement immediately.

    Section 1.6 Escrow Agent. Escrow Agent shall hold and dispose of the Deposit and any accrued interest thereon in accordance with the terms of this Agreement. Seller and Purchaser agree that the duties of Escrow Agent hereunder are purely ministerial in nature and shall be expressly limited to the safekeeping and disposition of the Deposit and any accrued interest thereon in accordance with this Agreement. Escrow Agent shall incur no liability in connection with the safekeeping or disposition of the Deposit and any accrued interest thereon for any reason other than Escrow Agent's willful misconduct or gross negligence. In the event that Escrow Agent shall be in doubt as to its duties or obligations with regard to the Deposit and any accrued interest thereon, or in the event that Escrow Agent receives conflicting instructions from Purchaser and Seller with respect to the Deposit and any accrued interest thereon, Escrow Agent shall not be required to disburse the Deposit or any accrued interest thereon and may, at its option, continue to hold the Deposit and any accrued interest thereon until both Purchaser and Seller agree as to its disposition, or until a final judgment is entered by a court of competent jurisdiction directing its disposition, or Escrow Agent may interplead the Deposit and any accrued interest thereon in accordance with the laws of the state in which the Property is located.

    Escrow Agent shall not be responsible for any interest on the Deposit except as is actually earned, or for the loss of any interest resulting from the withdrawal of the Deposit or any accrued interest thereon prior to the date interest is posted thereon.

    Escrow Agent shall execute this Agreement solely for the purpose of being bound by the provisions of Sections 1.5 and 1.6 hereof.

                                     ARTICLE  II
                                   TITLE AND SURVEY

    Section 2.1 Title Inspection Period. During the period beginning upon the Effective Date and ending at 5:00 p.m. (local time at the Property) on the fifteenth (15th) day thereafter (hereinafter referred to as the "Title Inspection Period"), Purchaser shall have the right to review (a) a current preliminary title report on the Real Property, accompanied by copies of all documents referred to in the report, which shall be obtained by Purchaser promptly after the Effective Date; (b) copies of the most recent property tax bills for the Property, which shall be provided by Seller within three (3) business days after the Effective Date; (c) a survey of the Real Property prepared by a licensed surveyor or engineer hired by Purchaser (the "Survey"); and (d) copies of Seller's existing title insurance policy and survey for the Real Property, which shall be provided by Seller within three
(3) business days after the Effective Date. Purchaser shall provide Seller with copies of the items described in clauses (a) and (c) above promptly upon Purchaser's receipt thereof.

    Section 2.2 Title Examination. Purchaser shall notify Seller in writing (the "Title Notice"), by not later than 5:00 p.m. (local time at the Property) on the next business day after the expiration of the Title Inspection Period, which exceptions to title (including survey matters), if any, will not be accepted by Purchaser. If Purchaser fails to notify Seller in writing of its disapproval of any exceptions to title by the time specified in the preceding sentence, Purchaser shall be deemed to have approved the condition of title to the Real Property. If Purchaser notifies Seller in writing that Purchaser objects to any exceptions to title, Seller shall have five (5) business days after receipt of the Title Notice to notify Purchaser (a) that Seller will remove such objectionable exceptions from title on or before the Closing; provided that Seller may extend the Closing for such period as shall be required to effect such cure, but not beyond thirty (30) days; or (b) that Seller elects not to cause such exceptions to be removed. The procurement by Seller of a commitment for the issuance of the Title Policy (as defined in Section 2.5 hereof) or an endorsement thereto insuring Purchaser against any title exception which was disapproved pursuant to this Section 2.2 shall be deemed a cure by Seller of such disapproval. If Seller gives Purchaser notice under clause (b) above, Purchaser shall have three (3) business days in which to notify Seller that Purchaser will nevertheless proceed with the purchase and take title to the Property subject to such exceptions, or that Purchaser will terminate this Agreement. If this Agreement is terminated pursuant to the foregoing provisions of this paragraph, then neither party shall have any further rights or obligations hereunder (except for any indemnity obligations of either party pursuant to the other provisions of this Agreement), the Deposit and any accrued interest thereon shall be returned to Purchaser and each party shall bear its own costs incurred hereunder. If Purchaser shall fail to notify Seller of its election within said three (3) business day period, Purchaser shall be deemed to have elected to proceed with the purchase and take title to the Property subject to such exceptions.

    Section 2.3 Pre-Closing "Gap" Defects. Purchaser may, at or prior to the Closing, notify Seller in writing (the "Gap Notice") (a) of any objections to title that are raised by the Title Company between the expiration of the Title Inspection Period and the Closing and that are not disclosed by the Title Company or otherwise known to Purchaser prior to the expiration of the Title Inspection Period, and (b) of any defects in Seller's ability to convey title to the Personal Property free and clear of liens and encumbrances, as revealed by a UCC search performed by Purchaser prior to the Closing; provided in each case that Purchaser must notify Seller of such objection to title or of such defect within two (2) business days of being made aware of the existence of the same. If Purchaser sends a Gap Notice to Seller, Purchaser and Seller shall have the same rights and obligations with respect to such notice as apply to a Title Notice under Section 2.2 hereof.

    Section 2.4 Permitted Exceptions. The Property shall be conveyed subject to the following matters, which are hereinafter referred to as the "Permitted Exceptions":

         (a) those matters which are not objected to in writing within the time periods provided in Sections 2.2 or 2.3 hereof or which, if objected to in writing by Purchaser, are those which Seller has elected not to remove or cure or has been unable to remove or cure, and subject to which Purchaser has elected or is deemed to have elected to accept the conveyance of the Property;

         (b) the lien of all ad valorem real estate taxes and assessments not yet due and payable as of the date of the Closing, subject to adjustment as herein provided;

         (c) local, state and federal laws, ordinances or governmental regulations, including but not limited to building and zoning laws, ordinances and regulations, now or hereafter in effect relating to the Property; and

         (d) items shown on the Survey and not objected to by Purchaser or waived or deemed waived by Purchaser in accordance with Section 2.2 hereof.

    Section 2.5 Conveyance of Title. At the Closing, Seller shall convey and transfer to Purchaser fee simple title to the Land and Improvements, by execution and delivery of the Deed (as defined in Section 4.2(a) hereof). Evidence of delivery of such title shall be the issuance by First American Title Insurance Company (the "Title Company"), or another national title company, of an owner's policy of title insurance (the "Title Policy") covering the Real Property, in the full amount of the Purchase Price, subject only to the Permitted Exceptions.

                                     ARTICLE III
                                  REVIEW OF PROPERTY

    Section 3.1 Right of Inspection. During the period beginning upon the Effective Date and ending at 5:00 p.m. (local time at the Property) on the fifteenth (15th) day thereafter (hereinafter referred to as the "Inspection Period"), Purchaser shall have the right to make an inspection of the environmental condition of the Property, pursuant to the terms and conditions of this Agreement.

    Purchaser understands and agrees that any on-site environmental inspections of the Property shall occur at reasonable times agreed upon by Seller and Purchaser after reasonable prior written notice to Seller and shall be conducted so as not to interfere unreasonably with the use of the Property by Seller. Seller reserves the right to have a representative present during any such inspections. If Purchaser desires to do any invasive environmental tests at the Property, Purchaser shall do so only after notifying Seller and obtaining Seller's prior written consent thereto, which consent may be subject to any terms and conditions imposed by Seller in its sole discretion, including without limitation the prompt restoration of the Property to its condition prior to any such tests, at Purchaser's sole cost and expense. At Seller's option, Purchaser will furnish to Seller copies of any reports received by Purchaser relating to any environmental inspections performed by Purchaser. Purchaser agrees to protect, indemnify, defend and hold Seller harmless from and against any claim for liabilities, losses, costs, expenses (including reasonable attorneys' fees), damages or injuries arising out of or resulting from any such inspections by Purchaser or its agents or consultants, and notwithstanding anything to the contrary in this Agreement, such obligation to indemnify and hold harmless Seller shall survive the Closing or any termination of this Agreement.

    Section 3.2 Environmental Reports. SELLER SHALL PROVIDE PURCHASER WITH COPIES OF THE ENVIRONMENTAL REPORTS LISTED ON EXHIBIT D ATTACHED HERETO WITHIN THREE (3) BUSINESS DAYS AFTER THE EFFECTIVE DATE. IF SELLER ELECTS TO SECURE ANY UPDATED OR ADDITIONAL ENVIRONMENTAL REPORTS PRIOR TO THE CLOSING, SELLER SHALL PROVIDE PURCHASER WITH COPIES OF ALL SUCH REPORTS PROMPTLY UPON SELLER'S RECEIPT THEREOF. PURCHASER ACKNOWLEDGES THAT ANY ENVIRONMENTAL REPORTS DELIVERED OR TO BE DELIVERED BY SELLER OR ITS AGENTS OR CONSULTANTS TO PURCHASER ARE MADE AVAILABLE SOLELY AS AN ACCOMMODATION TO PURCHASER AND MAY NOT BE RELIED UPON BY PURCHASER IN CONNECTION WITH THE PURCHASE OF THE PROPERTY. PURCHASER AGREES THAT SELLER SHALL HAVE NO LIABILITY OR OBLIGATION WHATSOEVER FOR ANY INACCURACY IN OR OMISSION FROM ANY ENVIRONMENTAL REPORT. PURCHASER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO THE EXPIRATION OF THE INSPECTION PERIOD, ITS OWN INVESTIGATION OF THE ENVIRONMENTAL CONDITION OF THE PROPERTY TO THE EXTENT PURCHASER DEEMS SUCH AN INVESTIGATION TO BE NECESSARY OR APPROPRIATE.

    Section 3.3 Right of Termination. If Purchaser determines that the Property or any aspect thereof is unsuitable for Purchaser's acquisition solely for reasons disclosed by Purchaser's environmental inspection of the Real Property pursuant to Section 3.1 hereof, Purchaser shall have the right to terminate this Agreement by giving written notice thereof to Seller prior to the expiration of the Inspection Period, and if Purchaser gives such notice of termination by not later than 5:00 p.m. (local time at the Property) on the next business day after expiration of the Inspection Period, this Agreement shall terminate. If this Agreement is terminated pursuant to the foregoing provisions of this paragraph, then neither party shall have any further rights or obligations hereunder (except for any indemnity obligations of either party pursuant to the other provisions of this Agreement), the Deposit and any accrued interest thereon shall be returned to Purchaser and each party shall bear its own costs incurred hereunder. If Purchaser fails to give Seller a notice of termination prior to the expiration of the Inspection Period, Purchaser shall be deemed to have approved all aspects of the Property (except title and survey, which shall be governed by Article II hereof) and to have elected to proceed with the purchase of the Property pursuant to the terms hereof.

                                      ARTICLE IV
                                        CLOSING

     Section 4.1 Time and Place. The consummation of the transaction contemplated by this Agreement (the "Closing") shall be held at the offices of Escrow Agent on June 13, 1997. At the Closing, Seller and Purchaser shall perform the obligations set forth in, respectively, Section 4.2 and Section
4.3 hereof, the performance of which obligations shall be concurrent conditions; provided that the Deed shall not be recorded until Seller receives confirmation that Seller has received the full amount of the Purchase Price, adjusted by prorations as set forth herein. The Closing shall be consummated through an escrow administered by Escrow Agent and the Purchase Price and all documents shall be deposited with Escrow Agent as escrowee.

    Section 4.2 Seller's Obligations at the Closing. At the Closing, Seller shall:

         (a) deliver to Purchaser a duly executed Bargain and Sale Deed (the "Deed") in the form attached hereto as Exhibit E, conveying the Land and Improvements, subject only to the Permitted Exceptions; the warranty of title in the Deed will be only as to claims made by, through or under Seller and not otherwise;

         (b) deliver to Purchaser a duly executed bill of sale (the "Bill of Sale") conveying the Personal Property, with warranty of title as to claims made by, through or under Seller and not otherwise, but without warranty, express or implied, as to use, merchantability or fitness for any purpose, in the form attached hereto as Exhibit F;

         (c) to the extent assignable, assign to Purchaser, and Purchaser shall assume, Seller's interest in the Operating Agreements, other than those to be terminated pursuant to Section 1.1(d), and the other Intangibles by duly executed assignment and assumption agreement (the "Assignment and Assumption of Intangibles") in the form attached hereto as Exhibit G pursuant to which (i) Seller shall indemnify Purchaser and hold Purchaser harmless from and against any and all claims pertaining thereto arising prior to the Closing and (ii) Purchaser shall indemnify Seller and hold Seller harmless from and against any and all claims pertaining thereto arising from and after the Closing;

         (d) in the event that any representation or warranty of Seller set forth herein needs to be modified due to changes since the Effective Date, deliver to Purchaser a certificate, dated as of the date of the Closing and executed on behalf of Seller by a duly authorized officer thereof, identifying any representation or warranty which is not, or no longer is, true and correct and explaining the state of facts giving rise to the change. In no event shall Seller be liable to Purchaser for, or be deemed to be in default hereunder by reason of, any breach of representation or warranty which results from any change that (i) occurs between the Effective Date and the date of the Closing and (ii) is expressly permitted under the terms of this Agreement or is beyond the reasonable control of Seller to prevent; provided, however, that the occurrence of a change which is not permitted hereunder or is beyond the reasonable control of Seller to prevent shall, if adverse to Purchaser, constitute the non-fulfillment of the condition set forth in Section 4.6(b) hereof; if, despite changes or other matters described in such certificate, the Closing occurs, Seller's representations and warranties set forth in this Agreement shall be deemed to have been modified by all statements made in such certificate;

         (e) deliver to Purchaser such evidence as the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Seller;

         (f) deliver to Purchaser a certificate in the form attached hereto as Exhibit H duly executed by Seller stating that Seller is not a "foreign person" as defined in the Federal Foreign Investment in Real Property Tax Act of 1980;

         (g) deliver to Purchaser the Operating Agreements assigned to Purchaser, together with the property files and records located at the Property or the property manager's office relating to the continued operation and maintenance of the Property, but excluding Seller's partnership or corporate records, internal memoranda, financial projections, budgets, appraisals, accounting and tax records and similar proprietary, confidential or privileged information except budgets and accounting records relating solely to the operation and maintenance of the Property. For a period of three (3) years after the Closing, Purchaser shall allow Seller and its agents and representatives access without charge to all files, records and documents delivered to Purchaser at the Closing, upon reasonable advance notice and at all reasonable times, to examine and make copies of any and all such files, records and documents, which right shall survive the Closing;

         (h) deliver such affidavits as may be customarily and reasonably required by the Title Company, in a form reasonably acceptable to Seller, to the effect that there are no parties in possession and that no work has been performed or materials or services provided that have not been fully paid for and that could give rise to the filing of a mechanics' lien;

         (i) deliver to Purchaser a letter (the "Non-Applicability Letter") from the New Jersey Department of Environmental Protection and Energy or its successor, stating that the provisions of the Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq., the regulations promulgated thereunder, and any successor legislation and regulations, are inapplicable to the Property. Seller shall apply for the Non-Applicability Letter promptly after the Effective Date and diligently pursue the same. In the event Seller is unable to deliver the Non-Applicability Letter at the Closing, Seller may extend the Closing for such period as shall be required to secure the same, but not beyond thirty (30) days. In no event shall Seller be liable to Purchaser for, or be deemed to be in default hereunder by reason of, Seller's failure to secure the Non-Applicability Letter if such failure is beyond the reasonable control of Seller to prevent; provided, however, that such failure shall constitute the non-fulfillment of the condition set forth in Section 4.6(b) hereof;

         (j) deliver to Purchaser possession and occupancy of the Property, subject to the Permitted Exceptions;

         (k)  execute a closing statement acceptable to Seller; and

         (l) deliver such additional documents as shall be reasonably required to consummate the transaction contemplated by this Agreement.

    Section 4.3 Purchaser's Obligations at the Closing. At the Closing, Purchaser shall:

         (a) pay to Seller the full amount of the Purchase Price (which shall be adjusted to credit Purchaser with the amount of the Deposit and any accrued interest thereon), as increased or decreased by prorations and adjustments as herein provided, in immediately available wire transferred funds pursuant to Section 1.4 hereof;

         (b) join Seller in execution of the Assignment and Assumption of Intangibles;

         (c) in the event that any representation or warranty of Purchaser set forth herein needs to be modified due to changes since the Effective Date, deliver to Seller a certificate, dated as of the date of the Closing and executed on behalf of Purchaser by a duly authorized representative thereof, identifying any such representation or warranty which is not, or no longer is, true and correct and explaining the state of facts giving rise to the change. In no event shall Purchaser be liable to Seller for, or be deemed to be in default hereunder by reason of, any breach of representation or warranty which results from any change that (i) occurs between the Effective Date and the date of the Closing and (ii) is expressly permitted under the terms of this Agreement or is beyond the reasonable control of Purchaser to prevent; provided, however, that the occurrence of a change which is not permitted hereunder or is beyond the reasonable control of Purchaser to prevent shall, if adverse to Seller, constitute the non-fulfillment of the condition set forth in Section 4.7(c) hereof; if, despite changes or other matters described in such certificate, the Closing occurs, Purchaser's representations and warranties set forth in this Agreement shall be deemed to have been modified by all statements made in such certificate;

         (d) deliver to Seller such evidence as the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Purchaser;

         (e) deliver such affidavits as may be customarily and reasonably required by the Title Company, in a form reasonably acceptable to Purchaser;

         (f)  execute a closing statement acceptable to Purchaser; and

         (g) deliver such additional documents as shall be reasonably required to consummate the transaction contemplated by this Agreement.

    Section 4.4  Credits and Prorations.

         (a) All income and expenses of the Property shall be apportioned as of 12:01 a.m. on the day of the Closing as if Purchaser were vested with title to the Property during the entire day upon which the Closing occurs. Such prorated items shall include without limitation the following:

         (i) taxes and assessments (including personal property taxes on the Personal Property) levied against the Property;

         (ii) utility charges for which Seller is liable, if any, such charges to be apportioned at the Closing on the basis of the most recent meter reading occurring prior to the Closing (dated not more than fifteen (15) days prior to the Closing) or, if unmetered, on the basis of a current bill for each such utility;

         (iii) all amounts payable under the Operating Agreements, pursuant to the terms of this Agreement; and

         (iv) any other operating expenses or other items pertaining to the Property which are customarily prorated between a purchaser and a seller in the county in which the Property is located.

         (b)  Notwithstanding anything contained in Section 4.4(a) hereof:

         (i) At the Closing Seller shall be entitled to receive and retain all refundable cash or other deposits posted with utility companies serving the Property;

         (ii) Any taxes paid at or prior to the Closing shall be prorated based upon the amounts actually paid. If taxes and assessments due and payable during the year of the Closing have not been paid before the Closing, Seller shall be charged at the Closing an amount equal to that portion of such taxes and assessments which relates to the period before the Closing and Purchaser shall pay the taxes and assessments prior to their becoming delinquent. Any such apportionment made with respect to a tax year for which the tax rate or assessed valuation, or both, have not yet been fixed shall be based upon the tax rate and/or assessed valuation last fixed. To the extent that the actual taxes and assessments for the current year differ from the amount apportioned at the Closing, the parties shall make all necessary adjustments by appropriate payments between themselves within thirty (30) days after such amounts are determined following the Closing, subject to the provisions of Section 4.4(d) hereof;

         (iii) As to utility charges referred to in Section 4.4(a)(ii) hereof, Seller may on notice to Purchaser elect to pay one or more of all of said items accrued to the date hereinabove fixed for apportionment directly to the person or entity entitled thereto, and to the extent Seller so elects, such item shall not be apportioned hereunder, and Seller's obligation to pay such item directly in such case shall survive the Closing or any termination of this Agreement;

         (c) Seller may continue to prosecute any appeal of the real property tax assessment for prior tax periods pending as of the Effective Date, and may take related action which Seller deems appropriate in connection therewith. Purchaser shall cooperate with Seller in connection with such appeal and collection of a refund of real property taxes paid. Seller owns and holds all right, title and interest in and to such appeal and refund, and all amounts payable in connection therewith shall be paid directly to Seller by the applicable authorities. If such refund or any part thereof is received by Purchaser, Purchaser shall promptly pay such amount to Seller. Any refund received by Seller shall be distributed as follows: first, to reimburse Seller for all costs incurred in connection with the appeal and second, to Seller to the extent such appeal covers the period prior to the Closing, and to Purchaser to the extent such appeal covers the period as of the Closing and thereafter. If and to the extent any such appeal covers the period after the Closing, Purchaser shall have the right to participate in such appeal.

         (d) Except as otherwise provided herein, any revenue or expense amount which cannot be ascertained with certainty as of the Closing shall be prorated on the basis of the parties' reasonable estimates of such amount, and shall be the subject of a final proration sixty (60) days after the Closing, or as soon thereafter as the precise amounts can be ascertained. Purchaser shall promptly notify Seller when it becomes aware that any such estimated amount has been ascertained. Once all revenue and expense amounts have been ascertained, Purchaser shall prepare, and certify as correct, a final proration statement which shall be subject to Seller's approval. Upon Seller's acceptance and approval of any final proration statement submitted by Purchaser, such statement shall be conclusively deemed to be accurate and final.

         (e) Subject to the final sentence of Section 4.4(d) hereof, the provisions of this Section 4.4 shall survive the Closing.


    Section 4.5  Transaction Taxes and Closing Costs.

         (a) Seller and Purchaser shall execute such returns, questionnaires and other documents as shall be required with regard to all applicable real property transaction taxes imposed by applicable federal, state or local law or ordinance.

         (b) Seller shall pay the fees of any counsel representing Seller in connection with this transaction. Seller shall also pay the following costs and expenses:

    *    one-half of the escrow fee, if any, which may be charged by Escrow
         Agent.

    * any transfer tax, sales tax, documentary stamp tax or similar tax which becomes payable by reason of the transfer of the Property.

    *    the fees for Broker.

         (c) Purchaser shall pay the fees of any counsel representing Purchaser in connection with this transaction. Purchaser shall also pay the following costs and expenses:

    * one-half of the escrow fee, if any, which may be charged by Escrow Agent or Title Company.

    * the fee for the title examination and the title report or commitment and the premium for the Title Policy, and all endorsements thereto.

    *    the cost of the Survey.

    *    the fees for recording the Deed.

         (d) The Personal Property is included in this sale without charge, except that Purchaser shall pay to Seller the amount of any and all sales or similar taxes payable in connection with the transfer of the Personal Property and Purchaser shall execute and deliver any tax returns required of it in connection therewith.

         (e) All costs and expenses incident to this transaction and the closing thereof, and not specifically described above, shall be paid by the party incurring same.

         (f)  The provisions of this Section 4.5 shall survive the Closing.

    Section 4.6 Conditions Precedent to Obligation of Purchaser. The obligation of Purchaser to consummate the transaction hereunder shall be subject to the fulfillment on or before the date of the Closing of all of the following conditions, any or all of which may be waived by Purchaser in its sole discretion:

         (a) Seller shall have delivered to Purchaser all of the items required to be delivered to Purchaser pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 4.2 hereof.

         (b) All of the representations and warranties of Seller contained in this Agreement shall be true and correct as of the date of the Closing (with appropriate modifications permitted under this Agreement).

         (c) Seller shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Seller as of the date of the Closing.

    Section 4.7 Conditions Precedent to Obligation of Seller. The obligation of Seller to consummate the transaction hereunder shall be subject to the fulfillment on or before the date of the Closing of all of the following conditions, any or all of which may be waived by Seller in its sole discretion:

         (a) Seller shall have received the Purchase Price as adjusted as provided herein, pursuant to and payable in the manner provided for in this Agreement.

         (b) Purchaser shall have delivered to Seller all of the items required to be delivered to Seller pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 4.3 hereof.

         (c) All of the representations and warranties of Purchaser contained in this Agreement shall be true and correct as of the date of the Closing (with appropriate modifications permitted under this Agreement).

         (d) Purchaser shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Purchaser as of the date of the Closing.

                                      ARTICLE V
                      REPRESENTATIONS, WARRANTIES AND COVENANTS

    Section 5.1 Representations and Warranties of Seller. Seller hereby makes the following representations and warranties to Purchaser as of the Effective Date, which representations and warranties shall be deemed to have been made again as of the Closing, subject to Section 4.2(d) hereof:

         (a) Organization and Authority. Seller has been duly organized and is validly existing under the laws of the State of New York. Subject to the provisions of Section 10.16 hereof, Seller has the full right and authority to enter into this Agreement and to transfer all of the Property and to consummate or cause to be consummated the transaction contemplated by this Agreement. The person signing this Agreement on behalf of Seller is authorized to do so.

         (b) Leases. To Seller's knowledge, there are no leases currently affecting the Property and the Property is unoccupied.

         (c) Pending Actions. To Seller's knowledge, Seller has not received written notice of any action, suit, arbitration, unsatisfied order or judgment, government investigation or proceeding pending against Seller which, if adversely determined, could individually or in the aggregate materially interfere with the consummation of the transaction contemplated by this Agreement.

         (d) Operating Agreements. To Seller's knowledge, the Operating Agreements listed on Exhibit C are all of the agreements concerning the operation and maintenance of the Property entered into by Seller and affecting the Property, except any agreement with Seller's property manager, which shall be terminated by Seller.

         (e) Lease Brokerage. To Seller's knowledge, there are no agreements with brokers providing for the payment from and after the Closing by Seller or Seller's successor-in-interest of leasing commissions or fees for procuring tenants with respect to the Property.

         (f) Condemnation. To Seller's knowledge, Seller has received no written notice of any condemnation proceedings relating to the Property.

         (g)  Litigation.  To Seller's knowledge, except as set forth on
    Exhibit I attached hereto, and except proceedings related to claims for personal injury or damage to property due to events occurring at the Property, Seller has not received written notice of any litigation which has been filed against Seller that arises out of the ownership of the

    Property and would affect the Property or use thereof, or Seller's ability to perform hereunder.

         (h) Violations. To Seller's knowledge, except as set forth on Exhibit J attached hereto, Seller has not received written notice of any uncured violation of any federal, state or local law relating to the use or operation of the Property which would materially adversely affect the Property or use thereof.

         (i) Insurance. Seller presently maintains, and Seller will continue to maintain until the date of the Closing, a policy of casualty insurance providing so-called "all-risk" coverage for the full replacement value of the Improvements.

    Section 5.2 Knowledge Defined. References to the "knowledge" of Seller shall refer only to the current actual knowledge of the Designated Employee (as hereinafter defined) of AEW Real Estate Advisors, Limited Partnership, and shall not be construed, by imputation or otherwise, to refer to the knowledge of Seller or any affiliate of Seller, to any property manager, or to any other officer, agent, manager, representative or employee of Seller or any affiliate thereof or to impose upon such Designated Employee any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains. As used herein, the term "Designated Employee" shall refer to the following person: Tammy Nicora.

    Section 5.3 Survival of Seller's Representations and Warranties. The representations and warranties of Seller set forth in Section 5.1 hereof as updated as of the Closing in accordance with the terms of this Agreement, shall survive the Closing for a period of one hundred eighty (180) days. No claim for a breach of any representation or warranty of Seller shall be actionable or payable if the breach in question results from or is based on a condition, state of facts or other matter which was known to Purchaser prior to the Closing. Seller shall have no liability to Purchaser for a breach of any representation or warranty (a) unless the valid claims for all such breaches collectively aggregate more than Fifty Thousand Dollars ($50,000.00), in which event the full amount of such valid claims shall be actionable, up to the Cap (as defined in this Section), and (b) unless written notice containing a description of the specific nature of such breach shall have been given by Purchaser to Seller prior to the expiration of said one hundred eighty (180) day period and an action shall have been commenced by Purchaser against Seller within two hundred forty (240) days of the Closing. Purchaser agrees to first seek recovery under any insurance policies and service contracts prior to seeking recovery from Seller, and Seller shall not be liable to Purchaser if Purchaser's claim is satisfied from such insurance policies or service contracts. As used herein, the term "Cap" shall mean the total aggregate amount of Four Hundred Seventy-Two Thousand Five Hundred Dollars ($472,500.00), being five percent (5%) of the Purchase Price.

    Section 5.4 Covenants of Seller. Seller hereby covenants with Purchaser as follows:
                                     17

         (a) From the Effective Date until the Closing or earlier termination of this Agreement, Seller shall use reasonable efforts to operate and maintain the Property in a manner generally consistent with the manner in which Seller has operated and maintained the Property prior to the Effective Date.

         (b) Seller shall not enter into any lease of space at the Property prior to the Closing.

    Section 5.5 Representations and Warranties of Purchaser. Purchaser hereby makes the following representations and warranties to Seller as of the Effective Date, which representations and warranties shall be deemed to have been made again as of the Closing, subject to Section 4.3(c) hereof:

         (a) Organization and Authority. Purchaser has been duly organized and is validly existing under the laws of the Commonwealth of Pennsylvania. Purchaser has the full right and authority to enter into this Agreement and to consummate or cause to be consummated the transaction contemplated by this Agreement. The person signing this Agreement on behalf of Purchaser is authorized to do so.

         (b) Pending Actions. To Purchaser's knowledge, there is no action, suit, arbitration, unsatisfied order or judgment, government investigation or proceeding pending against Purchaser which, if adversely determined, could individually or in the aggregate materially interfere with the consummation of the transaction contemplated by this Agreement.

         (c) ERISA. As of the Closing, (1) Purchaser will not be an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is subject to Title I of ERISA, nor a plan as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (each of the foregoing hereinafter referred to collectively as "Plan"), and (2) the assets of Purchaser will not constitute "plan assets" of one or more such Plans within the meaning of Department of Labor ("DOL") Regulation Section 2510.3-101.

              As of the Closing, if Purchaser is a "governmental plan" as defined in Section 3(32) of ERISA, the closing of the sale of the Property will not constitute or result in a violation of state or local statutes regulating investments of and fiduciary obligations with respect to governmental plans.

              As of the Closing, Purchaser will be acting on its own behalf and not on account of or for the benefit of any Plan.

              Purchaser has no present intent to transfer the Property to any entity, person or Plan which will cause a violation of ERISA.

              Purchaser shall not assign its interest under this contract of sale to any entity, person, or Plan which will cause a violation of ERISA.

    Section 5.6 Survival of Purchaser's Representations and Warranties. The representations and warranties of Purchaser set forth in Section 5.5 hereof as updated as of the Closing in accordance with the terms of this Agreement, shall survive the Closing for a period of one hundred eighty (180) days. No claim for a breach of any representation or warranty of Purchaser shall be actionable or payable if the breach in question results from or is based on a condition, state of facts or other matter which was known to Seller prior to the Closing. Purchaser shall have no liability to Seller for a breach of any representation or warranty (a) unless the valid claims for all such breaches collectively aggregate more than Fifty Thousand Dollars ($50,000.00), in which event the full amount of such valid claims shall be actionable, up to the Cap (as defined in this Section), and (b) unless written notice containing a description of the specific nature of such breach shall have been given by Seller to Purchaser prior to the expiration of said one hundred eighty (180) day period and an action shall have been commenced by Seller against Purchaser within two hundred forty (240) days of the Closing. Seller agrees to first seek recovery under any insurance policies and service contracts prior to seeking recovery from Purchaser, and Purchaser shall not be liable to Seller if Seller's claim is satisfied from such insurance policies or service contracts. As used herein, the term "Cap" shall mean the total aggregate amount of Four Hundred Seventy-Two Thousand Five Hundred Dollars ($472,500.00), being five percent (5%) of the Purchase Price.

                                      ARTICLE VI
                                       DEFAULT

    Section 6.1 Default by Purchaser. In the event the sale of the Property as contemplated by this Agreement is not consummated due to Purchaser's default hereunder, Seller shall be entitled, as its sole remedy, to terminate this Agreement and receive the Deposit and any accrued interest thereon as liquidated damages for the breach of this Agreement, it being agreed between the parties hereto that the actual damages to Seller in the event of such breach are impractical to ascertain and the amount of the Deposit and any accrued interest thereon is a reasonable estimate thereof.

    Section 6.2 Default by Seller. In the event the sale of the Property as contemplated by this Agreement is not consummated due to Seller's default hereunder, Purchaser shall be entitled, as its sole remedy, either (a) to receive the return of the Deposit and any accrued interest thereon, in which event Seller shall reimburse Purchaser for the costs, not to exceed Fifty Thousand Dollars ($50,000.00) of legal, title, survey, environmental engineering and architectural services actually incurred by Purchaser in connection with this Agreement and Purchaser's investigation of the Property, which return and reimbursement shall operate to terminate this Agreement and release Seller from any and all liability hereunder, or (b) to enforce specific performance of Seller's obligation to convey the Property to Purchaser in accordance with the terms of this Agreement, it being understood and agreed that the remedy of specific performance shall not be available to enforce any other obligation of Seller hereunder. Purchaser expressly waives its rights to seek damages in the event of Seller's default hereunder. Purchaser shall be deemed to have elected to terminate this Agreement and receive back the Deposit and any accrued interest thereon if Purchaser fails to file suit for specific performance against Seller in a court having jurisdiction in the county and state in which the Property is located, on or before thirty (30) days following the date upon which the Closing was to have occurred.

    Section 6.3 Recoverable Damages. Notwithstanding Sections 6.1 and 6.2 hereof, in no event shall the provisions of Sections 6.1 and 6.2 limit the damages recoverable by either party against the other party due to the other party's obligation to indemnify such party in accordance with this Agreement.

                                     ARTICLE VII
                                     RISK OF LOSS

    Section 7.1 Minor Damage. In the event of loss or damage to the Property or any portion thereof which is not "Major" (as hereinafter defined), this Agreement shall remain in full force and effect provided that Seller shall, at Seller's option, either (a) perform any necessary repairs, or (b) assign to Purchaser all of Seller's right, title and interest in and to any claims and proceeds Seller may have with respect to any casualty insurance policies or condemnation awards relating to the premises in question. In the event that Seller elects to perform repairs upon the Property, Seller shall use reasonable efforts to complete such repairs promptly and the date of the Closing shall be extended a reasonable time in order to allow for the completion of such repairs. If Seller elects to assign a casualty claim to Purchaser, the Purchase Price shall be reduced by an amount equal to the lesser of the deductible amount under Seller's insurance policy or the cost of such repairs as determined in accordance with Section
7.3 hereof. In addition to the foregoing, if Seller elects to assign a casualty claim to Purchaser, Purchaser shall have the right to enter upon the Property to make such repairs as may be necessary to stabilize the Improvements against further damage and to secure the Improvements against vandalism and the like, provided that in such event Purchaser hereby agrees to protect, indemnify, defend and hold Seller harmless from and against any claim for liabilities, losses, costs, expenses (including reasonable attorneys' fees), damages or injuries arising out of or resulting from any repairs performed by Purchaser or its agents, and notwithstanding anything to the contrary in this Agreement, such obligation to indemnify and hold harmless Seller shall survive the Closing or any termination of this Agreement. Upon the Closing, full risk of loss with respect to the Property shall pass to Purchaser.

    Section 7.2  Major Damage.  In the event of a "Major" loss or damage,

Purchaser may terminate this Agreement by written notice to Seller, in which event the Deposit and any accrued interest thereon shall be returned to Purchaser. If Purchaser does not elect to terminate this Agreement within ten
(10) days after Seller sends Purchaser written notice of the occurrence of such Major loss or damage (which notice shall state the cost of repair or restoration thereof as opined by an architect in accordance with Section 7.3 hereof), then Purchaser shall be deemed to have elected to proceed with the Closing, in which event Seller shall, at Seller's option, either (a) perform any necessary repairs, or (b) assign to Purchaser all of Seller's right, title and interest in and to any claims and proceeds Seller may have with respect to any casualty insurance policies or condemnation awards relating to the premises in question. In the event that Seller elects to perform repairs upon the Property, Seller shall use reasonable efforts to complete such repairs promptly and the date of the Closing shall be extended a reasonable time in order to allow for the completion of such repairs. If Seller elects to assign a casualty claim to Purchaser, the Purchase Price shall be reduced by an amount equal to the lesser of the deductible amount under Seller's insurance policy or the cost of such repairs as determined in accordance with Section 7.3 hereof. In addition to the foregoing, if Seller elects to assign a casualty claim to Purchaser, Purchaser shall have the right to enter upon the Property to make such repairs as may be necessary to stabilize the Improvements against further damage and to secure the Improvements against vandalism and the like, provided that in such event Purchaser hereby agrees to protect, indemnify, defend and hold Seller harmless from and against any claim for liabilities, losses, costs, expenses (including reasonable attorneys' fees), damages or injuries arising out of or resulting from any repairs performed by Purchaser or its agents, and notwithstanding anything to the contrary in this Agreement, such obligation to indemnify and hold harmless Seller shall survive the Closing or any termination of this Agreement. Upon the Closing, full risk of loss with respect to the Property shall pass to Purchaser.

    Section 7.3 Definition of "Major" Loss or Damage. For purposes of Sections 7.1 and 7.2, "Major" loss or damage refers to the following: (a) loss or damage to the Property hereof such that the cost of repairing or restoring the premises in question to substantially the same condition which existed prior to the event of damage would be, in the opinion of an architect selected by Seller and reasonably approved by Purchaser, equal to or greater than Four Hundred Seventy-two Thousand Five Hundred Dollars ($472,500.00), being five percent (10%) of the Purchase Price, and (b) any loss due to a condemnation which permanently and materially impairs the current use of the Property. If Purchaser does not give written notice to Seller of Purchaser's reasons for disapproving an architect within five (5) business days after receipt of notice of the proposed architect, Purchaser shall be deemed to have approved the architect selected by Seller.

                                     ARTICLE VIII
                                     COMMISSIONS

    Section 8.1 Brokerage Commissions. With respect to the transaction contemplated by this Agreement, Seller represents that its sole broker is Cushman & Wakefield ("Broker"), and Purchaser represents that it has not engaged any broker. Each party hereto agrees that if any person or entity other than Broker makes a claim for brokerage commissions or finder's fees related to the sale of the Property by Seller to Purchaser, and such claim is made by, through or on account of any acts or alleged acts of said party or its representatives, said party will protect, indemnify, defend and hold the other party free and harmless from and against any and all loss, liability, cost, damage and expense (including reasonable attorneys' fees) in connection therewith. The provisions of this paragraph shall survive the Closing or any termination of this Agreement.

                                      ARTICLE IX
                               DISCLAIMERS AND WAIVERS

    Section 9.1 No Reliance on Documents. Except as expressly stated herein, Seller makes no representation or warranty as to the truth, accuracy or completeness of any materials, data or information delivered by Seller or its brokers or agents to Purchaser in connection with the transaction contemplated by this Agreement. Purchaser acknowledges and agrees that all materials, data and information delivered by Seller to Purchaser in connection with the transaction contemplated by this Agreement are provided to Purchaser as a convenience only and that any reliance on or use of such materials, data or information by Purchaser shall be at the sole risk of Purchaser, except as otherwise expressly stated herein. Neither Seller, nor any affiliate of Seller, nor the person or entity which prepared any report or reports delivered by Seller to Purchaser shall have any liability to Purchaser for any inaccuracy in or omission from any such reports.

    Section 9.2 AS-IS SALE; DISCLAIMERS. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, IT IS UNDERSTOOD AND AGREED THAT SELLER IS NOT MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

    PURCHASER ACKNOWLEDGES AND AGREES THAT UPON THE CLOSING SELLER SHALL SELL AND CONVEY TO PURCHASER AND PURCHASER SHALL ACCEPT THE PROPERTY "AS IS, WHERE IS, WITH ALL FAULTS", EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT. PURCHASER HAS NOT RELIED AND WILL NOT RELY ON, AND SELLER IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESS OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY OR

RELATING THERETO (INCLUDING SPECIFICALLY, WITHOUT LIMITATION, OFFERING PACKAGES DISTRIBUTED WITH RESPECT TO THE PROPERTY) MADE OR FURNISHED BY SELLER, THE MANAGERS OF THE PROPERTY, OR ANY REAL ESTATE BROKER OR AGENT REPRESENTING OR PURPORTING TO REPRESENT SELLER, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING, UNLESS SPECIFICALLY SET FORTH IN THIS AGREEMENT. PURCHASER ALSO ACKNOWLEDGES THAT THE PURCHASE PRICE REFLECTS AND TAKES INTO ACCOUNT THAT THE PROPERTY IS BEING SOLD "AS-IS."

    PURCHASER REPRESENTS TO SELLER THAT PURCHASER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO THE CLOSING, SUCH INVESTIGATIONS OF THE PROPERTY, INCLUDING BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS PURCHASER DEEMS NECESSARY OR DESIRABLE TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY AND THE EXISTENCE OR NONEXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE PROPERTY, AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER OR ITS AGENTS OR EMPLOYEES WITH RESPECT THERETO, OTHER THAN SUCH REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT. UPON THE CLOSING, PURCHASER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY PURCHASER'S INVESTIGATIONS, AND PURCHASER, UPON THE CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER (AND SELLER'S OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH PURCHASER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER (AND SELLER'S OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) AT ANY TIME BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT CONSTRUCTION DEFECTS OR PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PROPERTY.

    Section 9.3 Survival of Disclaimers. The provisions of this Article IX shall survive the Closing or any termination of this Agreement.

                                      ARTICLE X
                                    MISCELLANEOUS

    Section 10.1 Confidentiality. Purchaser and its representatives shall hold in strictest confidence all data and information obtained with respect to Seller or its business, whether obtained before or after the execution and delivery of this Agreement, and shall not disclose the same to others; provided, however, that it is understood and agreed that Purchaser may disclose such data and information to the employees, lenders, consultants, accountants and attorneys of Purchaser provided that such persons agree in writing to treat such data and information confidentially. In the event this Agreement is terminated or Purchaser fails to perform hereunder, Purchaser shall promptly return to Seller any statements, documents, schedules, exhibits or other written information obtained from Seller in connection with this Agreement or the transaction contemplated by this Agreement. It is understood and agreed that, with respect to any provision of this Agreement which refers to the termination of this Agreement and the return of the Deposit and any accrued interest thereon to Purchaser, such Deposit and accrued interest shall not be returned to Purchaser unless and until Purchaser has fulfilled its obligation to return to Seller the materials described in the preceding sentence. In the event of a breach or threatened breach by Purchaser or its agents or representatives of this Section 10.1, Seller shall be entitled to an injunction restraining Purchaser or its agents or representatives from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting Seller from pursuing any other available remedy at law or in equity for such breach or threatened breach. The provisions of this Section 10.1 shall survive the Closing or any termination of this Agreement.

    Section 10.2 Public Disclosure. Prior to the Closing, any release to the public of information with respect to the sale contemplated by this Agreement or any matters set forth in this Agreement will be made only in the form approved by Purchaser and Seller. The provisions of this Section 10.2 shall survive the Closing or any termination of this Agreement.

    Section 10.3 Assignment. Subject to the provisions of this Section 10.3, the terms and provisions of this Agreement are to apply to and bind the permitted successors and assigns of the parties hereto. Purchaser may not assign its rights under this Agreement without first obtaining Seller's written approval, which approval may be given or withheld in Seller's sole discretion. In the event Purchaser intends to assign its rights hereunder, (a) Purchaser shall send Seller written notice of its request at least ten (10) business days prior to the Closing, which request shall include the legal name and structure of the proposed assignee, as well as any other information that Seller may reasonably request, and (b) Purchaser and the proposed assignee shall execute an assignment and assumption of this Agreement in form and substance satisfactory to Seller, and (c) in no event shall any assignment of this Agreement release or discharge Purchaser from any liability or obligation hereunder. Notwithstanding the foregoing, Seller's prior written approval shall not be required in connection with any assignment by Purchaser of its rights under this Agreement to any entity in which J. Brian O'Neill or a Trust created for members of his immediate family is an investor, provided that (i) such assignment shall not take effect until the date of the Closing, (ii) Purchaser shall give Seller written notice of any such assignment at least five (5) business days prior to the Closing, and (iii) the provisions of clauses (b) and (c) above shall apply to any such assignment. Notwithstanding the foregoing, under no circumstances shall Purchaser have the right to assign this Agreement to any person or entity owned or controlled by an employee benefit plan if Seller's sale of the Property to such person or entity would, in the reasonable opinion of Seller's ERISA advisor, create or otherwise cause a "prohibited transaction" under ERISA. Any transfer, directly or indirectly, of any stock, partnership interest or other ownership interest in Purchaser shall constitute an assignment of this Agreement. The provisions of this Section 10.3 shall survive the Closing or any termination of this Agreement.

    Section 10.4 Notices. Any notice pursuant to this Agreement shall be given in writing by (a) personal delivery, (b) reputable overnight delivery service with proof of delivery, (c) United States Mail, postage prepaid, registered or certified mail, return receipt requested, or (d) legible facsimile transmission, sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee shall have designated by written notice sent in accordance herewith, and shall be deemed to have been given upon receipt or refusal to accept delivery, or, in the case of facsimile transmission, as of the date of the facsimile transmission provided that an original of such facsimile is also sent to the intended addressee by means described in clauses (a), (b) or (c) above. Unless changed in accordance with the preceding sentence, the addresses for notices given pursuant to this Agreement shall be as follows:

         If to Seller:

         Metropolitan Life Insurance Company
         c/o AEW Capital Management, L.P.
         225 Franklin Street
         Boston, MA 02110-2803
         Attn:  Tammy Nicora
         Telephone:     (617) 578-9576
         Telecopier:    (617) 578-9555

         With a copy to:

         Robert C. Santomenna, Esq.
         Drummond & Drummond
         One Monument Way
         Portland, ME 04101
         Telephone:     (207) 774-0317
         Telecopier:    (207) 761-4690

         If to Purchaser:

         O'Neill Properties Group, L.P.
         210 Mall Boulevard
         King of Prussia, PA 19406
         Attn:  Richard Heany
         Telephone:     (610) 878-7445
         Telecopier:    (610) 337-3798





         With a copy to:

         Kevin W. Walsh, Esq.
         Adelman Lavine Gold & Levin
         1900 Two Penn Center Plaza
         Philadelphia, PA 19102-1799
         Telephone:     (215) 568-7515
         Telecopier:    (215) 557-7922

    Section 10.5 Modifications. This Agreement cannot be changed orally, and no executory agreement shall be effective to waive, change, modify or discharge it in whole or in part unless such executory agreement is in writing and is signed by the parties against whom enforcement of any waiver, change, modification or discharge is sought.

    Section 10.6 Entire Agreement. This Agreement, including the exhibits and schedules hereto, contains the entire agreement between the parties hereto pertaining to the subject matter hereof and fully supersedes all prior written or oral agreements and understandings between the parties pertaining to such subject matter, other than any confidentiality agreement executed by Purchaser in connection with the Property.

    Section 10.7 Further Assurances. Each party agrees that it will execute and deliver such other documents and take such other action, whether prior or subsequent to the Closing, as may be reasonably requested by the other party to consummate the transaction contemplated by this Agreement. The provisions of this Section 10.7 shall survive the Closing.

    Section 10.8 Counterparts. This Agreement may be executed in counterparts, all such executed counterparts shall constitute the same agreement, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

    Section 10.9 Facsimile Signatures. In order to expedite the transaction contemplated by this Agreement, telecopied signatures may be used in place of original signatures on this Agreement. Seller and Purchaser intend to be bound by the signatures on the telecopied document, are aware that the other party will rely on the telecopied signatures, and hereby waive any defenses to the enforcement of the terms of this Agreement based on the form of signature.

    Section 10.10 Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall nonetheless remain in full force and effect; provided that the invalidity or unenforceability of such provision does not materially adversely affect the benefits accruing to any party hereunder.

    Section 10.11 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State in which the Property is located. Purchaser and Seller agree that the provisions of this Section
10.11 shall survive the Closing or any termination of this Agreement.

    Section 10.12 No Third-Party Beneficiary. The provisions of this Agreement and of the documents to be executed and delivered at the Closing are and will be for the benefit of Seller and Purchaser only and are not for the benefit of any third party, and accordingly, no third party shall have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered at the Closing.

    Section 10.13 Captions. The section headings appearing in this Agreement are for convenience of reference only and are not intended, to any extent and for any purpose, to limit or define the text of any section or any subsection hereof.

    Section 10.14 Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

    Section 10.15 Recordation. This Agreement may not be recorded by any party hereto without the prior written consent of the other party hereto. The provisions of this Section 10.15 shall survive the Closing or any termination of this Agreement.

    Section 10.16  Seller Approval.  INTENTIONALLY OMITTED.

    Section 10.17 Time of the Essence. Time is of the essence of this Agreement, and of each covenant, agreement and condition hereof which provides for notice to be given or action taken on a specific date or within a specified period of time.

    IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the Effective Date.

                             PURCHASER:

                             O'NEILL PROPERTIES GROUP, L.P.,
                             by             , its
                             General Partner


                             By:______________________________________________


                             Name:_____________________________________________


                             Title:____________________________________________

                             Date:_____________________________________________

                             SELLER:

                             METROPOLITAN LIFE INSURANCE COMPANY, by AEW Real Estate Advisors, Limited Partnership, its duly authorized asset manager and advisor


                             By:______________________________________________


                             Name:_____________________________________________


                             Title:____________________________________________

                             Date:_____________________________________________

    Escrow Agent executes this Agreement below solely for the purpose of acknowledging that it agrees to be bound by the provisions of Sections 1.5 and 1.6 hereof.

                             ESCROW AGENT:

                             MATZ LAND TRANSFER


                             By:______________________________________________


                             Name:_____________________________________________


                             Title:____________________________________________

                             Date:_____________________________________________

                                  TABLE OF CONTENTS

                                                                        Page No.
ARTICLE I               PURCHASE AND SALE

Section 1.1        Agreement of Purchase and Sale...........................  2
Section 1.2        Property Defined.........................................  3
Section 1.3.       Purchase Price...........................................  3
Section 1.4        Payment of Purchase Price................................  3
Section 1.5        Deposit..................................................  3
Section 1.6        Escrow Agent.............................................  3

ARTICLE  II        TITLE AND SURVEY

Section 2.1        Title Inspection Period..................................  4
Section 2.2        Title Examination........................................  4
Section 2.3        Pre-Closing "Gap" Defects................................  5
Section 2.4        Permitted Exceptions.....................................  5
Section 2.5        Conveyance of Title......................................  6

ARTICLE III        REVIEW OF PROPERTY

Section 3.1        Right of Inspection......................................  6
Section 3.2        Environmental Reports....................................  6
Section 3.3        Right of Termination.....................................  7

ARTICLE IV         CLOSING

Section 4.1        Time and Place...........................................  7
Section 4.2        Seller's Obligations at the Closing......................  8
Section 4.3        Purchaser's Obligations at the Closing................... 10
Section 4.4        Credits and Prorations....................................11
Section 4.5        Transaction Taxes and Closing Costs...................... 12
Section 4.6        Conditions Precedent to Obligation of Purchaser.......... 13
Section 4.7        Conditions Precedent to Obligation of Seller............. 14

ARTICLE V          REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 5.1        Representations and Warranties of Seller..................14
Section 5.2        Knowledge Defined........................................ 15
Section 5.3        Survival of Seller's Representations and Warranties...... 16
Section 5.4        Covenants of Seller...................................... 16
Section 5.5        Representations and Warranties of Purchaser.............. 16
Section 5.6        Survival of Purchaser's Representations and Warranties... 17

ARTICLE VI         DEFAULT

Section 6.1        Default by Purchaser..................................... 18
Section 6.2        Default by Seller........................................ 18
Section 6.3        Recoverable Damages...................................... 18

ARTICLE VII        RISK OF LOSS

Section 7.1        Minor Damage............................................. 19
Section 7.2        Major Damage............................................. 19
Section 7.3        Definition of "Major" Loss or Damage..................... 20

ARTICLE VIII       COMMISSIONS

Section 8.1        Brokerage Commissions.................................... 20

ARTICLE IX         DISCLAIMERS AND WAIVERS

Section 9.1        No Reliance on Documents................................. 21
Section 9.2        AS-IS SALE; DISCLAIMERS.................................. 21
Section 9.3        Survival of Disclaimers.................................. 22

ARTICLE X          MISCELLANEOUS

Section 10.1       Confidentiality.......................................... 22
Section 10.2       Public Disclosure........................................ 23
Section 10.3       Assignment............................................... 23
Section 10.4       Notices.................................................. 23
Section 10.5       Modifications............................................ 25
Section 10.6       Entire Agreement......................................... 25
Section 10.7       Further Assurances....................................... 25
Section 10.8       Counterparts............................................. 25
Section 10.9       Facsimile Signatures..................................... 25
Section 10.10      Severability............................................. 25
Section 10.11      Applicable Law........................................... 26
Section 10.12      No Third-Party Beneficiary............................... 26
Section 10.13      Captions................................................. 26
Section 10.14      Construction............................................. 26
Section 10.15      Recordation.............................................. 26
Section 10.16      Seller Approval.......................................... 26
Section 10.17      Time of the Essence.......................................26

    EXHIBITS:

    A    DESCRIPTION OF LAND
    B    LIST OF PERSONAL PROPERTY
    C    LIST OF OPERATING AGREEMENTS
    D    LIST OF ENVIRONMENTAL REPORTS
    E    FORM OF DEED
    F    FORM OF BILL OF SALE
    G    FORM OF ASSIGNMENT AND ASSUMPTION OF INTANGIBLES
    H    FORM OF FIRPTA CERTIFICATE
    I    LIST OF SPECIFIED LITIGATION
    J    LIST OF VIOLATION NOTICES